UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2008

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On Demand Group Limited Purchase Agreement

On March 13, 2008, SeaChange International, Inc. (“SeaChange”) and the former stockholders of On Demand Group Limited (“ODG”) entered into an amendment to that certain Agreement for the Sale and Purchase of Capital of On Demand Group Limited, originally entered into as of September 23, 2005 (the “Purchase Agreement”). The amendment provides for the satisfaction of the final contingent or earnout payment pursuant to the Purchase Agreement by the issuance of shares of SeaChange’s common stock having a fair market value of £2,473,005 as of January 31, 2008, or 714,084 shares of SeaChange common stock. This is the number of shares that would have been issuable to the sellers pursuant to the Purchase Agreement had ODG realized the targeted group net profit after tax (“GNAP”) for the fiscal year ended January 31, 2008. SeaChange has entered into this amendment, notwithstanding that ODG did not achieve the target GNAP for the relevant period, recognizing the substantial value derived to date by SeaChange from ODG. Two of the sellers, Andrew Birchall and Tony Kelly, have become executive officers of SeaChange since the original acquisition on September 23, 2005, and the other two sellers are immediate family members of Mr. Kelly.

Concurrent with the issuance to the sellers of the above-mentioned shares of SeaChange common stock, SeaChange is issuing to the sellers the 417,304 shares of SeaChange common stock provided for in the Variation Agreement, dated as of December 21, 2007, by and among SeaChange, Anthony Kelly, Andrew Birchall and the other parties set forth on the signature pages thereto, as described in the Current Report on Form 8-K filed by SeaChange on December 31, 2007.

The issuance of these shares is exempt from registration pursuant to the Securities Act of 1933, as amended, pursuant to Section 4(2) as the sale was to a limited number of sophisticated individuals, and there was no general solicitation in connection with the sale. No cash was received by SeaChange in connection with this issuance; rather, the shares were issued as part of the consideration payable to the former stockholders of ODG to acquire the shares previously held by such persons in ODG.

Item 2.01.	Completion of Acquisition or Disposition of Assets

See disclosure pursuant to Item 1.01 above.

Item 2.02.	Results of Operations and Financial Condition

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release of SeaChange International, Inc. (the “Company”), dated March 13, 2008, reporting the Company’s financial results for the fiscal quarter ended January 31, 2008.

The information contained in this Item, including Exhibit 99.1 attached and incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 3.02.	Unregistered Sales of Equity Securities

See disclosure pursuant to Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by SeaChange International, Inc., dated March 13, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: March 13, 2008

Exhibit No.	Description
99.1	Press release issued by SeaChange International, Inc., dated March 13, 2008